Exhibit 10.30

                  LOAN MODIFICATION AGREEMENT

AMONG:    Rentrak Corporation ("Borrower"), whose address is One
          Airport Center, 7227 N.E. 55th Avenue, Portland, Oregon
          97218;

AND:           Silicon Valley Bank ("Silicon") whose address is
          3003 Tasman Drive, Santa Clara, California 95054;

DATE:          December _____, 1997.

     This Loan Modification Agreement is entered into on the above date by Borrower and Silicon.

     1. Background. Borrower entered into a loan and security agreement with Silicon dated as of October 12, 1993, which was subsequently modified (as amended, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

     Silicon and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement and the Schedule, as modified prior to the date of this Agreement. Silicon and Borrower are also entering into an Interest Rate Supplement to Agreement, the terms of which shall control in the event of any inconsistency with the Loan Agreement or the Schedule.

          2.   Modifications to Loan Agreement and Schedule.

          (a) The Schedule attached to this Loan Modification Agreement is a revised and restated Schedule, which modifies certain terms contained in the Schedule attached to the Loan Agreement. The Schedule attached to this Loan Modification supersedes in its entirety the Schedule attached to the Loan Agreement.

          (b) Section 3.7 of the Loan Agreement is deleted and replaced with the following:

               "3.7 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide
          Silicon: (i) within 45 days after the end of each quarter (except the fourth fiscal quarter), a quarterly financial statement (consisting of company-prepared 10Q reports), including consolidated financial statement details as determined by Silicon to support calculations of the financial covenants contained in the Schedule as prepared by the Borrower and certified as correct to the best knowledge and belief by the Borrower's chief financial officer or other officer or person acceptable to Silicon; (ii) within 20 days after the end of each month, an accounts receivable report and an accounts payable report in such form as Silicon shall reasonably specify; (iii) within 20 days after the end of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of the Borrower; (iv) within 45 days after the end of the first three calendar quarters of each year and within 90 days after the end of the last calendar quarter of each year, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that throughout such quarter the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule hereto and such other information as Silicon shall reasonably request; and (v) within 90 days following the end of the Borrower's fiscal year, complete annual CPA audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon."

     3. No Other Modifications. Except as expressly modified by this Loan Modification Agreement, the terms of the Loan Agreement and Schedule, as amended prior to the date of this Agreement, shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. No maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     4.   Representations and Warranties.

     (a) The Borrower represents and warrants to Silicon that the execution, delivery and performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's charter, bylaws or other incorporation papers, or of any undertaking to which the Borrower is a party or by which it is bound.

     (b) The Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.

                         Borrower:

                              RENTRAK CORPORATION


                              By:
                              Title:


                         Silicon:

                              SILICON VALLEY BANK


                              By:
                              Title:


  AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT



Borrower:      Rentrak Corporation

Address:       7227 N.E. 55th Avenue
               Portland, OR  97218

Date:          December _____, 1997





Secured Operating Line of Credit

Credit Limit:  An amount not to exceed the lesser of: (i)
               $12,500,000.00 at any one time outstanding; or
               (ii) 80% of the Net Amount of Borrower's eligible accounts receivable. "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                         The following accounts will not be
               deemed eligible for borrowing: accounts
               outstanding for more than 60 days from the invoice date (except as provided below), accounts subject to any contingencies (such as payments due only upon acceptance), accounts owing from governmental agencies, accounts owing from an account debtor outside the United States or Canada (except for those described on the attached Exhibit B or otherwise pre-approved in writing by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of the Borrower, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 25% of the accounts owing from an account debtor are outstanding more than 60 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing. All other accounts shall be deemed eligible accounts unless Silicon, in its reasonable discretion, deems the account to be ineligible for valid credit reasons. Accounts owing from the following customers of Borrower shall not be deemed ineligible merely because such accounts may be more than 60 days from the date of invoice, but shall be ineligible based on age according to the following eligibility periods:

               Customer                 Eligibility Period

               Moovies (Tonight's Feature         0 to 90 days
               Super Movie Exchange               0 to 90 days
               Bradley Video                 0 to 90 days
               1 Hr Photo & Video            0 to 105 days
               Sulpizio One                  0 to 120 days
               Hollywood Entertainment       0 to 120 days

Interest Rate: The interest rate applicable to the Secured
               Operating Line of Credit shall be (a) a rate equal to the "Prime Rate" in effect from time to time, calculated on the basis of a 360-day year for the actual number of days elapsed; or (b) a rate equal to the LIBOR Rate, all as set forth in the Interest Rate Supplement to Agreement.

Commitment
Fee:                     $15,625, which is fully earned and
               payable at closing and which is non-refundable. Borrower shall pay a second commitment fee in the amount of $15,625 for the second year of this facility on or before that date which is one year from the date of execution of this Amended and Restated Schedule to Loan and Security Agreement.

Unused
Commitment Fee:Borrower shall pay an Unused Commitment Fee on the unused portion of the Secured Operating Line of Credit equivalent to one-eighth of one percent (0.125%) of the unused amount. This amount shall be measured quarterly, and the fee shall be due and payable each quarter in arrears.

Maturity Date:      December 18, 1999, at which time all unpaid
               principal and accrued but unpaid interest shall be due and payable.

Prior Names of
Borrower:           National Video, Inc.

Trade Names of
Borrower:           See attached Exhibit C

Trademarks of
Borrower:           See attached Exhibit C

Other Locations
and Addresses:      Rentrak Corporation
                    3512 State Route 735
                    Wilmington, Ohio  45177

Material Adverse
Litigation:         None.

Financial
Covenants:     Borrower shall at all times comply with all of the
following covenants:

Quick Ratio:   Borrower shall at all times maintain a ratio of
               cash plus accounts receivable to current liabilities less deferred revenue of not less than 0.60:1.00, increasing to not less than 0.75:1.00 following the dissolution of the remaining reserve for discontinued operations.

Tangible Net
Worth:              Borrower shall at all times maintain a
               Tangible Net Worth (defined below) of not less than $10,500,000 for the quarter ending
               December 31, 1997, and not less than $10,500,000 plus 50% of Borrower's cumulative quarterly net income, beginning with the quarter ending
               March 31, 1998, and continuing for each quarter thereafter. Borrower's Tangible Net Worth shall be measured on a quarterly basis.

Debt to Tangible
Net Worth Ratio:

                         Borrower shall at all times maintain a
               ratio of total liabilities (excluding deferred revenues and subordinated debt) to Tangible Net Worth (defined below) of not more than 2.75:1.00, decreasing to not more than 2.00:1.00 following the dissolution of the remaining reserve for discontinued operations. To be excluded from liabilities, subordinated debt must be subordinated to the Obligations pursuant to a written agreement in form and substance acceptable to Silicon.

Profitability: Borrower shall not incur a loss in excess of
               $350,000 for any fiscal quarter, and shall not incur any loss in two consecutive quarters. Borrower shall not incur a loss, in the aggregate, for any fiscal year. For purposes of this paragraph, "loss" means net income, after taxes, of less than $0.00, determined based on Borrower's financial statements.

Definitions:   "Current Liabilities" shall have the meaning
               ascribed to that term in accordance with generally accepted accounting principles (excluding deferred revenues).

                         "Tangible Net Worth" means stockholders'
               equity plus debt subordinated to Silicon's debt, less goodwill, patents, capitalized software costs, deferred organizational costs, trade names, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

Other Covenants:

               Borrower shall at all times comply with all of the following additional covenants:

                         Banking Relationship.  Borrower shall at
               all times maintain its primary banking
               relationship with Silicon. Borrower shall not establish any deposit accounts of any type with any bank or other financial institution other than Silicon without Silicon's prior written consent.

Conditions to
Closing:            Without in any way limiting the discretionary
               nature of advances under this Agreement, before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1.   Loan
               Documents:     Silicon shall have received the
               Loan Modification Agreement, this Amended and Restated Schedule to Loan and Security Agreement, a Security Agreement in Copyrighted Works, an Interest Rate Supplement to Agreement, and such other loan documents as Silicon shall require, each duly executed and delivered by the Borrower.

2.   Documents
  Relating to
  Authority,
               Etc.:          Silicon shall have received each of
               the following in form and substance satisfactory to it:

                         (a)  Certified Copies of the Articles of
               Incorporation and Bylaws of the Borrower;

                         (b)  A Certificate of Good Standing
               issued by the Oregon Secretary of State with respect to the Borrower;

                         (c)  A certified copy of a Resolution
               adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Schedule and any other documents or certificates to be executed by the Borrower in connection with this transaction;

                         (d)  Incumbency Certificates describing
               the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower; and

3.Perfection
 and Priority
               of Security:   Silicon shall have received
               evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted Liens, which evidence shall include, without limitation, a certificate from the Oregon State Secretary of State showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral, and evidence of the due filing of the Security Agreement in Copyrighted Works with the United States Copyright Office.

4.             Insurance:     Silicon shall have received
               evidence satisfactory to it that all insurance required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5.   Other
               Information:   Silicon shall have received such
               other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request.

Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule.

                         Borrower:

                              RENTRAK CORPORATION



                              By:
                              Title:


                         Silicon:

                              SILICON VALLEY BANK



                              By:
                              Title: